EXHIBIT 10
                            (A) EMPLOYMENT AGREEMENT
      AGREEMENT DATED December 6, 1994, between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (hereinafter called "Company" or "Employer"), and FRED CORRADO (hereinafter called "Employee").
      1.    Employment.   Employer  and Employee agree  that  the  terms
and
conditions of Employee's employment with the Company are as set forth in this Agreement.

      2. Term. Subject to the within provisions for termination, the term of this Agreement shall begin on December 6, 1994, and shall continue in full force and effect until May 20, 2002 unless terminated prior to such date by either party giving three (3) years advance written notice of termination to the other, which notice may be given at any time.

      3.    Compensation.   For  services rendered  by  Employee  under
this
Agreement, Employer shall pay a basic minimum salary of $451,000 per year, payable in equal four (4) week accounting period or other installments. During the term of this Agreement, Employee shall also be entitled to participate in the Company's Management Bonus Program pursuant to its terms, the annual base to be $125,000 at the 100% participation level.

           It is understood and agreed that Employee shall also receive an annual salary review as an officer of the Company and other Company benefits, such as stock options; pensions; vacations; health, accident and disability insurance and similar programs generally available to other executives of Employer.
      4. SERP. It is further understood that Employee will participate in the Company's Supplemental Executive Retirement Plan ("SERP") and will remain a Member of SERP during the term of this Agreement.
Employee will be entitled to immediate vesting in his SERP benefit (i.e., shall not be required to complete five or more years of service or attain the age of 55) and shall be vested with 100% of such benefit monthly so that, at the conclusion of each calendar month, Employee will be entitled to one-twelfth of his annual SERP benefit. In addition, Employee shall earn credits during the term of this Agreement at the rate of 3% of Average Annual Compensation per year, irrespective of the SERP provision reducing credits to 1-1/2% of Average Annual Compensation after ten (10) years of service. Notwithstanding anything to the contrary contained in this Agreement, upon the attainment of age 62, while employed by the Company, Employee shall be credited with twenty
(20) years of service under SERP and shall be entitled to retire without reduction in his SERP benefit for retirement prior to age 65

     5.   Other Benefits.

      (a) Life Insurance. Company will provide employee with life insurance coverage equal to three times Employee's salary as in effect from time to time during the term of this Agreement.
     (b) Membership Dues, Tax Consultation. Company will reimburse Employee for membership dues applicable to the country club of which he
is presently a member.   Company  will  also  provide tax consulting
services to Employee through the accounting firm of Deloitte Haskins & Sells or through a similar professional organization.

      6.   Duties.  Employee is engaged to perform services as Vice
Chairman,
Chief Financial Officer and Treasurer of the Company, or in such other senior executive capacity as may be directed by the Board of Directors or the Chairman of the Board of the Company. Employee agrees for the term to render full time and exclusive services to the Company as a senior executive employee, subject to the direction and control of the Chairman of the Board of the Company and the Board of Directors of the Company and, in connection therewith, to perform such duties as he shall reasonably be directed by the Chairman of the Board of the Company or by the Board of Directors of the Company.
     7.   Non disclosure of Confidential Information.
           (a) The Employee understands, agrees and acknowledges that the business of the Company and the Company Affiliates, their expertise, their methods of operations and their procedures and techniques [including, without limitation, all of the Company's and the Company Affiliates' equipment, apparatus, devices, designs, operations, procedures, processes, inventions, operating principles, methods of pricing, customer lists and records of volume of business, marketing plans, lists of prospective customers, lists of suppliers,
records,  data,  plans  and  products  (collectively,   "Business
Information")] are highly confidential and constitute a unique business asset of the Company which is entitled to any protection the law may afford as trade or business secrets or otherwise as proprietary or confidential information of the Company or the Company Affiliates.
The Employee will, to the best of his ability, affirmatively and continuously protect, in accordance with this Employment Agreement, such Business Information.

      (b) The Employee shall disclose fully and promptly to the Company, its successors or assigns, any and all inventions, ideas, designs, devices, equipment, literary or artistic creations, discoveries and improvements of any sort, whether protectible by patent or not, which he has heretofore conceived, developed, made or perfected, or may hereafter conceive, develop, make or perfect, either alone or jointly with another or others, during the term of this Employment Agreement, and either during or outside normal business hours, which pertain to any activities, business, products or fields in which the Company or any Company Affiliate is engaged or will be subsequently engaged during the term of this Employment Agreement, or in which the Company or any Company Affiliate has any direct or indirect interest whatsoever. Any of the foregoing is hereinafter referred to as an "Invention".

     (c) The Employee hereby assigns and agrees to assign during the term of this Employment Agreement to the Company, its successors or assigns, all his right, title and interest in and to any and all Inventions, and the Employee further agrees, without charge to the Company but at its expense, to execute, acknowledge and deliver all applications or other papers and documents as may be necessary to obtain patents, trademarks, copyrights or any other form of protection for said Inventions and to vest title thereto in the Company, its successors and assigns or nominees, and to give testimony or furnish other data as the Company may reasonably deem necessary to assist the Company in securing or defending such inventions, trademarks or copyrights.

     (d) The Employee agrees to keep current and adequate written records of all Inventions, which records shall be and remain the property of, and be available to, the Company at all times.

      (e) The Employee agrees that he will not at any time, and will use his best efforts to ensure that none of his agents or entities under his control or in which he has a direct beneficial interest will at any time, except in the ordinary course of the Employee's performance of his services hereunder, without the prior written consent of the Company, voluntarily reveal, divulge or make known to any person, firm or corporation (other than the Company and Company Affiliates) any Business Information or Invention, or anything concerned therewith, and all such information shall be kept confidential and shall not in any manner be revealed by him to anyone except as provided herein; and all documents, business records, supplier and customer lists, prospective supplier and customer lists, reports and any other documents, or any copies of any of the foregoing, kept or made by him relating to any Business Information, Invention or the business of the Company or any Company Affiliate shall be and remain the property of the Company and shall be surrendered to the Company upon termination of this Employment Agreement.

    (f) The Employee's obligations under this Paragraph 7 and under Paragraph 8 hereof shall require, among other things, his full cooperation in the prosecution of any litigation the Company or any Company Affiliate may initiate and pursue against any person who may be deemed by the Company or any Company Affiliate to have caused a violation of this Paragraph 7 or of Paragraph 8 hereof, but shall not require the Employee to initiate or pursue such remedies at his own expense.
    (g) As used in this Employment Agreement, a "Company Affiliate" shall mean Company and any corporation or other entity in which Company shall own or hold, either directly or indirectly through one or more majority owned subsidiaries or partnerships, at least a majority of the equity interest.
     8. Competition, etc. During the term of this Employment Agreement and for a period of one year thereafter, except with the prior written consent of the Company:

     (a) The Employee will not, and will use his best efforts to ensure that none of his agents or entities under his control or in which he has a direct or indirect beneficial interest will, directly or indirectly (as director, officer, partner, employee, manager, consultant, independent contractor, advisor, stockholder or otherwise) engage in areas of competition with, or own any interest in, or provide any financing for, or perform any services for, any business or organization which directly or indirectly engages in areas of competition with any business conducted by the Company or any Company Affiliate in any area where such business of the Company or any Company Affiliate is carried on; provided, however, that the provisions of this Paragraph 8(a) shall not prohibit the Employee's ownership of not more than one percent of the total shares of all classes of stock outstanding of any publicly-held corporation.

      (b) The Employee will not directly or indirectly employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any person whom he knows to be an employee of the Company or any Company Affiliate, if such action by him would have an adverse effect on the business, assets or financial condition of the Company or any Company Affiliate.
      (c) The provisions of this Paragraph 8 shall apply during the term of this Employment Agreement and for one year thereafter, provided, that if the Company shall terminate the employment of the Employee other than pursuant to the provisions of Paragraph 9 hereof, the provisions of this Paragraph 8 shall not apply after the date of termination, and provided further that, notwithstanding the immediately-foregoing proviso and without limiting the generality thereof, if the Company
shall relieve the Employee of all  of  his responsibilities   hereunder
but  shall  continue to  pay   Employee
his
compensation due hereunder, the provisions of this Paragraph 8 shall continue to apply for so long as the Company shall continue to pay the Employee such compensation.
      (d) In connection with the foregoing provisions of this Paragraph 8, the Employee represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him. It is understood and agreed that the covenants made by the Employee in this Paragraph 8 and in Paragraph 7 hereof are material to, and are being relied upon by, the Company in entering into this Employment Agreement.
     9.   Termination.
    (a) Disability or Death. Notwithstanding any provision of this Employment Agreement to the contrary, the Employee's employment hereunder and the Employee's right to receive compensation therefor shall terminate prior to the date of termination specified herein, upon the occurrence of any of the following:

           (i) Upon notice rendered to the Employee in good faith by the Company, effective six months from the date of such notice, in the event the Employee shall become disabled and thereby rendered unable to perform the duties set forth herein, provided such notice shall not be effective before such condition has persisted for at least six months. In the event of any disagreement as to the nature, extent or duration of the Employee's disability, such matter shall be determined by a licensed physician mutually satisfactory to the Company and the Employee; provided, however, that the Employee shall be regarded as disabled as specified in this subparagraph in the event he shall refuse to submit to or fail a medical examination by such physician or if such physician is not agreed upon, by a licensed physician selected by the Company.
          (ii) Upon the death of the Employee, effective as to compensation, thirty (30) days after the date of his death.
      (b)   For  Cause.   Employer  may  terminate  this  Agreement  and
the employment relationship with Employee at any time without any severance allowance whatsoever if any of the following situations has been found to exist:
           (i) Employee has been convicted in a court of law of any crime involving the funds or assets of the Company, such as embezzlement or larceny.
           (ii) Employee has willfully divulged Company trade or business secrets to a competitor of the Company to the Company's substantial detriment and such disloyalty has been fully documented under oath, affirmation or sworn affidavit and copies of all such documentation have been given to Employee.
           (iii) Employee has engaged in other civil or criminal conduct or personal misbehavior, which is substantially detrimental to the welfare or security of the Company, and such conduct has been fully documented under oath, affirmation or sworn affidavit and copies of all such documentation have been given to Employee.
      In connection with the foregoing provisions of this Paragraph 9 the Company's right of termination shall be in addition to its right to seek damages for violation of, or an injunction to restrain Employee from violating, any of the covenants contained herein or any other relief under this Employment Agreement, or otherwise, and such rights  shall  survive termination of this Employment Agreement
under this Paragraph       9.
     10.   Other  Relief.   Notwithstanding  any  other  provisions
herein contained, in the event of a violation of the provisions of Paragraph 7 or 8 hereof, the Company may, in addition to pursuing such other remedies as it may have at law or in equity, obtain a temporary and/or permanent injunction in an action in equity; the Employee hereby acknowledges that the Company's remedy at law in such event would be inadequate.
      11. Return of Books, etc. Upon the expiration of the term or termination in accordance herewith, the Employee will promptly deliver to the Company all books, memoranda, plans, records and written data of every kind relating to any aspect of the business and affairs of the Company (or of any Company Affiliate) which are then in his possession.
      12. Severability. If for any reason any provision of this Employment Agreement shall be held invalid, such invalidity shall not affect any other provision of this Employment Agreement not so held invalid, and all other such provisions shall, to the full extent consistent with the law, continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, which, together with all other provisions of this Employment Agreement, shall likewise, to the full extent consistent with law, continue in full force and effect.
      13. Binding Agreement. This Employment Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.
      14. Entire Agreement. This Employment Agreement embodies the entire agreements and understandings of the parties hereto in respect of
the subject matter            contained   herein.    There   are   no
restrictions,   promises,
representations,  warranties,  covenants or  undertakings  other  than
those expressly  set  forth  or  referred  to herein.   This  Employment
Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Employment Agreement may be modified, amended, waived or discharged only by a written instrument duly executed by both of the parties hereto.

       15.   Notice.   All  notices,  claims,  requests,  demands  and
other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to the Company, to:
               The Great Atlantic & Pacific Tea Company, Inc.
               2 Paragon Drive
               Montvale, New Jersey 07645
               Attention:     Robert G. Ulrich, Esquire
                              Senior Vice President and General Counsel

          (b)  If to the Employee, to:

               9 Coventry Court
               Croton-on-Hudson, New York 10520

      16. Governing Law. This Employment Agreement shall be governed by the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

      17. Waiver of Breach. Any waiver by one party to this Employment Agreement of a breach of any provision of this Employment Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

      18.   Headings.   The paragraph headings contained in  this
Employment Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect in any way the meaning or interpretation of this Employment Agreement.

     IN WITNESS WHEREOF, this Employment Agreement has been duly executed and delivered by the duly authorized officers of the Company and by the Employee as of the date first above written.
                                  THE GREAT ATLANTIC & PACIFIC
                                  TEA COMPANY, INC.


                                   By:


------------------------          ------------------------------------
Fred Corrado                      James Wood,
                                  Chairman and Chief Executive Officer



                              CONFIDENTIAL

                                             December 16, 1994
To:  Mr. Michael J. Larkin

Dear Mike:

In view of recent discussions, I thought it worth conveying your severance terms in the event of involuntary termination.

If such an event were to occur, you would be entitled to salary continuation of 18 months.

Coincidental  with  this,  the Board of Directors at  the  December meeting, granted  you an unreduced pension at the age of 62 rather than

65, contingent on your receiving consent to work for a competitor.





                                        Yours sincerely,



                                        James Wood,
                                        Chairman and Chief Executive Officer





















cc:  Mr. Fred Corrado

















                              CONFIDENTIAL









March 16, 1995


TO:    Peter J. O'Gorman



FROM:  James Wood


Peter:

The Board of Directors at its meeting in January granted you, alongside two other senior officers, retirement at 62 without penalty for early retirement.

In other words, the 5% per year normally deducted for early retirement be waived.


                                    Yours sincerely,
cc:  Peter R. Brooker




                                              April 24, 1995
Mr. James Wood
292 Barnstable Drive
Wyckoff, New Jersey 07481

Dear Mr. Wood:

  This confirms our discussion regarding your Supplemental Pension Plan as provided for under your Employment Agreement dated December 1, 1988 (whose term has been extended to April 30, 1998).

We agree that payment of your Supplemental Pension Benefit will begin as of May 1, 1995, the date on which annuity benefits begin under the terms of the Metropolitan Life Insurance Company annuity purchased for you by the Company.

Per the attachment, we also agree with the manner in which Kwasha Lipton has calculated your Supplemental Pension Benefit as $80,103.13 per month, beginning May 1, 1995, subject to the cost of living adjustment provided for under the Supplemental Pension Plan.

We  confirm  that  you  have agreed to waive any claim  for  Supplemental
Pension Benefits under the Supplemental Pension Plan with respect to any period prior to May 1, 1995.

    Except as this letter may state, we have not changed the terms of the Trust Agreement dated as of December 29, 1988, your Annuity Contract No. 9417-2 and the other agreements we have with you with regard to the Trust Agreement and the Annuity Contract.

                            Very truly yours,



                              Fred Corrado
                              Vice Chairman,
                              Chief Financial Officer and Treasurer
AGREED:

------------------------------
James Wood





March 28, 1995




Robert G. Ulrich, Esq.                              Re:
Senior Vice President & General Counsel             Pension Benefits from A&P
The Great Atlantic & Pacific Tea Company, Inc.      Employment Agreement
2 Paragon Drive                                     for Mr. James Wood
Montvale, NJ  07645


Dear Bob:

As  requested, we have determined the benefits payable under Mr.  Wood's
A&P Pension  Agreement  if  he starts his pension on May  1,  1995.   An
exhibit showing the calculation of the benefits payable at May 1, 1995 is enclosed.

We also determined the additional funding required for Mr. Wood's Pension Agreement, assuming the residual assets in his secular trust earn 8% per year. Based on the benefit amount on the enclosed exhibit and 4.5% per year cost of living increases, the additional funding requirement is $307,000 plus a tax gross-up of $237,000. The funding of the trust will need to be periodically reviewed on an ongoing basis because (a) actual cost-of-living adjustments to the pension under Mr. Wood's Pension Agreement will differ from the 4.5% adjustments we have assumed for funding purposes, (b) actual investment returns on the residual trust assets will vary, and (c) funding requirements are based on standard assumptions regarding life expectancy.

Please note the following about our estimates of Mr. Wood's benefits and the required funding:

1. We assumed that Mr. Wood's pension will not be increased for increases in final average compensation after May 1, 1995.

2. Mr. Wood's Pension Agreement provides for cost-of-living increases. In order to calculate the additional funding required, we assumed 4.5% per year cost of living increases.

3. We used an estimated exclusion ratio under the annuity contract that was purchased for Mr. Wood of 17.6%. Because we have from time to time estimated the benefits and funding requirements for various pension commencement dates under his Pension Agreement, we had been using a 20% exclusion ratio for purposes of illustration.

   However, the exclusion ratio varies based on the actual date of commencement, and we have estimated the actual exclusion ratio at May 1, 1995 to be 17.6%

   However, please note that the regulations regarding the calculation of exclusion ratios do not provide complete guidance for annuity contracts with complicated features (Mr. Wood's annuity contract
   provides   4.5%
   annual  increases, a 10-year payment guarantee, a 50% survivor benefit to Mr.  Wood's  wife, and a refund of premium upon his death
   before benefit commencement).   As a result, we recommend that A&P
   and Mr. Wood review the exclusion ratio we have calculated with your respective tax advisors. Also, the IRS will calculate exclusion ratios upon request.

   Note that the lower exclusion ratio results in slightly higher net benefits under Mr. Wood's Pension Agreement, and thus greater required funding of the residual trust. The funding required in the residual trust is very sensitive to relatively small changes in the tax-adjusted pension benefit under his Pension Agreement.
4. We assumed that the applicable Federal marginal income tax rate is 39.6%, the applicable New Jersey marginal income tax rate is 6.58%, and the New Jersey income tax is fully deductible for Federal Income tax purposes. This assumption results in an assumed net tax rate of 43.57432% [6.58% + 39.6% * (100% - 6.58%)]. Note that these calculations may be adjusted if Mr. Wood and A&P should agree that the appropriate adjustment for taxes reflects the actual deductibility of the New Jersey income tax for Federal income tax purposes. Because itemized deductions are up to 80% disallowed for higher income tax payers, Mr. Wood's actual effective tax rate may be higher [up to 45.65886%, or (6.58% + 39.6% * (100% - 20% * 6.58%)]. A higher effective tax rate results in a  lower  net  pension under his Pension
Agreement.
   Similarly, the gross-ups for taxes on the residual trust contributions shown above may be slightly understated to the extent that the actual deductibility of New Jersey state income taxes for Federal tax purposes is to be reflected.
5. As  required  by  Mr. Wood's Pension Agreement, we have offset  his gross benefit  by  $1,218  per  month,  which is his  expected  Social

   Security benefit  effective  May 1, 1995.  Because he will continue to work,  his Social Security benefit will not actually be payable.

If you have any questions or need additional information, please call.

Sincerely,









Maria M. Sarli, F.S.A.
Partner

Copy to:  J. Brickman





               The Great Atlantic & Pacific Tea Company, Inc.

                 Estimated Monthly Benefits for Mr. James Wood Under his Pension Agreement -Assumed Benefit Commencement on May 1, 1995








1. Final Average Pay at 4/30/95                          $ 1,528,589.74(1)
2. Target monthly benefit under employment agreement:
   [65% of (1) / 12]                                     $    82,798.61
3. Monthly offsets(2) at 5/1/95:
   (a) Estimated Social Security benefit                 $     1,218.00
   (b) Annuity equivalent of  RSP balance                $     1,460.20
   (c) Qualified plan benefit                            $        17.28
   (d) Total offsets                                     $     2,695.48
4. Net monthly pre-tax benefit at 5/1/95(3):             $    80,103.13
5. Benefit payable under annuity contract:
   (a) Dollar amount of benefit                          $    65,898.17
   (b) Pre-tax equivalent(4)                             $    74,854.70
6. Benefit payable by trust if it earns 8% per year(5):
   (a) Dollar amount of benefit                          $     5,206.99
   (b) Pre-tax equivalent                                $     5,248.43
7. Total Benefits (if trust earns 8% per year)(6):
   (a) Dollar amount of benefit                          $    71,105.16
   (b) Pre-tax equivalent                                $    80,103.13




------------------------------------
(1)Based on (a) annual base payrates of $1,095,000 and $1,160,500 effective 4/25/92 and 11/6/93 respectively, and (b) $400,000 bonuses for three years. (2)We understand that A&P had previously agreed to waive all offsets mentioned in the original Pension Agreement, except for the A&P RSP, the A&P terminated qualified plan, and Social Security benefits.
The offsets mentioned in the Pension Agreement but not reflected here are the A&P SERP benefit (Mr. Wood does not participate in the SERP), the Pension Plan (UK) of Cavenham Ltd., and the Employees' Retirement Plan of Grand Union. (3)Benefits under the employment agreement are adjusted for cost-of-living increases each January 1, beginning on January 1, 1996 if benefits commence on May 1, 1995. Assumed cost-of-living increases are 4.5% per year. (4)Assumes an exclusion ratio of 17.6%.
(5)Assumes a marginal Federal income tax rate of 39.6% and a fully deductible marginal New Jersey state income tax rate of 6.58%.
(6)Assumes trust is fully funded.




                          EMPLOYMENT AGREEMENT


    AGREEMENT DATED as of August 1, 1994, between THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC., a Maryland corporation (hereinafter called "Parent") and THE GREAT ATLANTIC & PACIFIC COMPANY OF CANADA, LIMITED, a Canadian corporation (hereinafter called "Limited") (collectively the "Company" or the "Employer"), and JOHN DOUGLAS MOFFATT (hereinafter called the "Employee").
  1. Employment. The Employer and the Employee agree that the terms and conditions of the Employee's employment with the Company are as set forth in this Agreement.

    2. Term. Subject to the within provisions for termination, the term of this Agreement shall be for five (5) years beginning on September 1, 1994, and terminating on August 31, 1999.

    3.    Compensation.

          (a) For services rendered by the Employee under this Agreement, the Employer shall pay a basic minimum salary of CAN. $550,000 per year, payable in equal monthly or other installments. It is understood and agreed that the Employee shall also receive an annual salary review as an officer of the Company.
          (b) During the term of this Agreement, the Employee shall also be entitled to participate in the Company's Management Bonus Program pursuant to its terms. Notwithstanding the provisions of the Management Bonus Program, the Employee shall be entitled to a minimum bonus of CAN. $200,000 (pro-rated) for fiscal year 1994 and CAN. $200,000 for fiscal year 1995. The minimum bonus for fiscal year 1994 shall be pro-rated by multiplying
CAN. $200,000 by a fraction, of which the numerator shall be the number of days of fiscal year 1994 during which the Employee was employed and the denominator shall be 365.

  4. Special Bonus Opportunity. The Employee shall be entitled to a special bonus opportunity in accordance with the terms of Exhibit A attached hereto.

  5. Employee Benefit Programs. During the period of the Employee's employment hereunder, the Employee shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection and travel accident insurance. It is further understood that the Employee will be a Member of Parent's Supplemental Executive Retirement Plan ("SERP") during the period of his employment hereunder. It is further understood that the Company shall provide the Employee with an automobile as approved for the Chairman and Chief Executive Officer of Limited.
     6. Option. As soon as practicable after commencement of the Employee's employment, Parent shall grant the Employee an option to purchase 50,000 shares of Parent's common stock under Parent's 1994 Stock Option Plan with an exercise price equal to the fair market value of the common stock on the date of grant. Thereafter the Employee shall be eligible to participate in the stock option or other long term incentive programs on the same basis as other senior level executives of the Company.

    7. Duties. The Employee is engaged to perform services as Chairman and Chief Executive Officer of Limited. The Employee agrees for the term to provide his full business time and exclusive services to the Company as an executive employee subject to the direction and control of the Chief Executive Officer of Parent or his designee and, in connection therewith, to perform such duties as he shall reasonably be directed to perform by the Chief Executive Officer of Parent or his designee.

    8.    Nondisclosure of Confidential Information.

          (a) The Employee understands, agrees and acknowledges that the business of the Company and the Company Affiliates, their expertise, their methods of operations and their procedures and techniques [including, without limitation, all of the Company's and the Company Affiliates' equipment, apparatus, devices, designs, operations, procedures, processes, inventions, operating principles, methods of pricing, customer lists and records of volume of business, marketing plans, lists of prospective customers, list of suppliers, records, data, plans and products (but excluding any such items or information that are in the public domain) (collectively, "Business Information")] are highly confidential and constitute a unique business asset of the Company which is entitled to any protection the law may afford as trade or business secrets or otherwise as proprietary or confidential information of the Company or the Company
Affiliates. The Employee will, to the best of his ability, affirmatively and continuously protect, in accordance with this Agreement, such Business Information.

          (b) The Employee shall disclose fully and promptly to the Company, its successors or assigns, any and all inventions, ideas, designs, devices, equipment, literary or artistic creations, discoveries and improvements of any sort, whether protectible by patent or not, which he may hereafter conceive, develop, make or perfect, either alone or jointly with another or others, during the term of this Agreement, and either during or outside normal business hours, which pertains to any activities, business, products or fields in which the Company or any Company Affiliate is engaged or will be subsequently engaged during the term of this Agreement, or in which the Company or any Company Affiliate has any material direct or indirect interest whatsoever. Any of the foregoing is hereinafter referred to as an "Invention."

          (c) The Employee hereby assigns and agrees to assign during the term of this Agreement to the Company, its successors or assigns, all his right, title and interest in and to any and all Inventions, and the Employee further agrees, without charge to the Company but at its expense, to execute, acknowledge and deliver all applications or other papers and documents as may be necessary to obtain patents, trademarks, copyrights or any other form of protection for said Inventions and to vest title thereto in the Company, its successors and assigns or nominees, and to give testimony or furnish other data as the Company may reasonably deem necessary to assist the Company in securing or defending such Inventions, patents, trademarks or copyrights.

          (d) The Employee agrees to keep current and adequate written records of all Inventions, which records shall be and remain the property of, and be available to, the Company at all times.

          (e) The Employee agrees that he will not at any time, and will use his best efforts to ensure that none of his agents or entities under his control or in which he has a direct or indirect beneficial interest will at any time, except in the ordinary course of the Employee's performance of his services hereunder, without the prior written consent of the Company, voluntarily reveal, divulge or make known to any person, firm or corporation (other than the Company and Company Affiliates) any Business Information or Invention, or anything concerned therewith, and all such information shall be kept confidential and shall not in any manner be revealed by him to anyone except as provided herein; and all documents, business records, supplier and customer lists, prospective supplier and customer lists, reports and any other documents, or any copies of any of the foregoing, kept or made by him relating to any Business Information, Invention or the business of the Company or any Company Affiliate shall be and remain the property of the Company and shall be surrendered to the Company upon termination of this Agreement. Notwithstanding the above, (i) the Employee cannot be held responsible for the confidentiality of Business Information which is, of necessity, shared with approved suppliers or consultants to the Company in the ordinary course of business and (ii) the Employee may disclose any of the foregoing when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to disclose such information.

          (f) The Employee's obligations under this Paragraph 8 and under Paragraph 9 hereof shall require, among other things, his full cooperation in the prosecution of any litigation the Company or any Company Affiliate may initiate and pursue against any person who may be deemed by the Company or any Company Affiliate to have caused a violation of this Paragraph 8 or of Paragraph 9 hereof, but shall not require the Employee to initiate or pursue such remedies at his own expense.

          (g) As used in this Agreement, a "Company Affiliate" shall mean Parent and any corporation or other entity in which Parent shall own or hold, either directly or indirectly through one or more majority owned subsidiaries or partnerships, at least a majority of the equity interest.

     9. Competition, etc. During the term of this Agreement and, provided the Company (and, if applicable, Parent) continue during such period to compensate him on the same basis as applicable during the term of this Agreement pursuant to Paragraphs 3(a) and 5 hereof (other than with respect to the Company's retirement programs), for a period of one year thereafter, except with the prior written consent of the Company:

          (a) The Employee will not, and will use his best efforts to ensure that none of his agents or entities under his control or in which he has a direct or indirect beneficial interest will, directly or indirectly (as director, officer, partner, employee, manager, consultant, independent contractor, advisor, stockholder or otherwise) engage in areas of competition with, or own any interest in, or provide any financing for, or perform any services for, any business or organization which directly or indirectly engages in areas of competition (which competition must be substantial in nature if it occurs following the termination of employment) with any business conducted by the Company or any Company Affiliate in any area where such business of the Company or any Company Affiliate is carried on; provided, however, that the provisions of this Paragraph 9(a) shall not prohibit the Employee's ownership of not more than one percent of the total shares of all classes of stock outstanding of any publicly held corporation.

          (b) The Employee will not directly or indirectly employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person whom he knows to be an employee of the Company or any Company Affiliate, if such action by him would have an adverse effect on the business, assets or financial condition of the Company or any Company Affiliate.

          (c) The provisions of this Paragraph 9 shall apply during the term of this Agreement and for one year thereafter, provided that if the Company shall terminate the employment of the Employee other than pursuant to the provisions of Paragraph 10(b) or (c) hereof, the provisions of this Paragraph 9 shall not apply after the date of termination, and provided further that, notwithstanding the immediately-foregoing proviso and without limiting the generality thereof, if the Company shall relieve the Employee of all of his responsibilities hereunder but shall continue to pay the Employee his compensation due hereunder, the provisions of this Paragraph 9 shall continue to apply for so long as the Company shall continue to pay the Employee such compensation.

        (d) In connection with the foregoing provisions of this Paragraph 9, the Employee represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him. It is understood and agreed that the covenants made by the Employee in this Paragraph 9 and in Paragraph 10 hereof are material to, and are being relied upon by the Company in entering into this Agreement.

    10. Termination. Notwithstanding any provision of this Agreement to the contrary, the Employee's employment hereunder and the Employee's right to receive compensation therefor shall terminate prior to August 31, 1999, upon the occurrence of any of the following:

          (a) Upon notice rendered to the Employee in good faith by the Company, effective six months from the date of such notice, in the event the Employee shall become disabled and thereby rendered unable to perform the duties set forth herein, provided such notice shall not be effective before such condition has persisted for at least six months. In the event of any disagreement as to the nature, extent or duration of the Employee's disability, such matter shall be determined by a licensed physician mutually satisfactory to the Company and the Employee; provided, however, that the Employee shall be regarded as disabled as specified in this subparagraph in the event he shall refuse to submit to or fail a medical examination by such physician or if such physician is not agreed upon, by a licensed physician selected by the physicians selected, respectively, by the Company and the Employee.

          (b) Upon the death of the Employee, effective as to compensation, twelve months after the date of his death.

        (c) Upon notice rendered to the Employee by the Company, effective as of the date of such notice, in the event of any material breach of the provisions of this Agreement by the Employee, conviction of a serious crime, dishonesty of the Employee in carrying out his duties under this Agreement, willful disregard of the interest of the Company or any Company Affiliate or other civil or criminal conduct which is clearly detrimental to the welfare or security of the Company, provided that the Employee's failure to perform his duties under this Agreement satisfactorily shall not in itself, even if detrimental to the welfare or security of the Company, permit termination of his employment pursuant to this Paragraph 10(c).

          In connection with the foregoing provisions of this Paragraph 10, the Company's right of termination shall be in addition to its right to seek damages for, or an injunction to restrain the Employee from, any act or other circumstance described in Paragraph 10(c), and such rights shall survive termination of this Agreement under this Paragraph 10.

    11. Other Relief. Notwithstanding any other provisions herein contained, in the event of a violation of the provisions of Paragraph 8 or 9 hereof, the Company may, in addition to pursuing such other remedies as it may have at law or in equity, seek a temporary and/or permanent injunction in an action in equity.
    12. Return of Books, etc. Upon the expiration of the term or termination in accordance herewith, the Employee will promptly deliver to the Company all books, memoranda, plans, records and written data of every kind relating to any aspect of the business and affairs of the Company (or of any Company Affiliate) which are then in his possession, except personal notes or diaries, such information as is in the public domain or financial data normally afforded or provided on request to a shareholder of the Company.

    13. Severability. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall, to the full extent consistent with the law, continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision, which, together with all other provisions of this Agreement, shall likewise, to the fullest extent consistent with law, continue in full force and effect.

  14. Binding Agreement. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

    15.   Entire Agreement.  This Agreement embodies the entire
agreements
and understandings of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may be modified, amended or discharged only by a written instrument duly executed by both of the parties hereto.
    16. Notice. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail
(return receipt requested) to the parties at the following addresses
(or at such other address for a party as shall be specified by like notice):
    (a)   If to the Company, to:
            The Great Atlantic & Pacific Tea Company, Inc.
               2 Paragon Drive
               Montvale, New Jersey  07645
               Attention:     Robert G. Ulrich, Esquire
                              Senior Vice President and General Counsel
               with a copy to:
               The Great Atlantic & Pacific Company of Canada, Limited 5559 Dundas Street West
               Islington, Ontario  M9B 1B9
               Attention:     Fred Torrie
                              Corporate Secretary

       (b)  If to the Employee, to:

               John Douglas Moffatt
               360 Bloor Street East, No.
               108 Toronto, Ontario  M4W
               3M3 Canada

  17. Governing Law. This Agreement shall be governed by the laws of the
State of New Jersey, without regard to the conflicts of law rules thereof.

    18. Waiver of Breach. Any waiver by one party to this Agreement of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party. Any waiver must be in writing and signed by the Employee or authorized officers of Parent and Limited, as the case may be.
  19. Headings. The paragraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not affect in any way the meaning or interpretation of this Agreement.

 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company and by the Employee as of the date first above written.



                     THE GREAT ATLANTIC & PACIFIC
                         TEA COMPANY, INC.
                         By:
                         ---------------------------------------




                         THE GREAT ATLANTIC & PACIFIC
                         COMPANY OF CANADA, LIMITED



                         By:

                         ---------------------------------------
                         ---------------------------------------
                               John Douglas Moffatt



Exhibit A

                        Special Bonus Opportunity









 During the period of his employment under this Agreement, the Employee shall be entitled to the following special bonus:

    1. For each fiscal year, the Employee's special bonus shall be equal to the greater of:

          (a) one percent of the pre-tax profits of Limited as reported in Limited's consolidated financial statements for such fiscal year, as certified by Limited's auditors; or

          (b) one-half of one percent of Limited's "Group Contribution" as reported in the internal financial statements of Parent and Limited for such fiscal year.

    2. Notwithstanding the foregoing, the special bonus for fiscal year
1994 shall be pro-rated for the portion of such fiscal year during which the Employee was employed by multiplying the amount of the special bonus by a fraction, the numerator of which shall be the number of days of such fiscal year during which the Employee was employed and the denominator of which shall be 365.
 3. The amount of the special bonus shall be reduced by the amount of the bonus paid to the Employee under the Management Bonus Program, including the minimum bonus paid pursuant to Paragraph 3 of this Agreement.

 4.    The special bonus shall be paid promptly after the completion of

Limited's consolidated financial statement, but in no event prior to the payment of the bonuses under the Management Bonus Program.













                         Personal & Confidential






                                          September 7, 1994
Mr. John Douglas Moffatt
360 Bloor Street East
Number 108
Toronto, Ontario  M4W 3M3
Canada

Dear Jack:

Subject:  Supplemental Executive Retirement Plan (SERP)

I am pleased to inform you that effective September 1, 1994, you have been enrolled as a member of the Company's Supplemental Executive Retirement Plan (SERP). I enclose a copy of the Plan document. Detailed below is a brief description of the Plan, but for further information, please refer to the Plan document.

1. Credited service commences from your date of employment.

2. The rate of benefits is 3% of "Average Final Compensation" for each year up to 10 years of service, plus 1 1/2% of such compensation for up to ten additional years of service.

3. "Average Final Compensation" is based on earnings, exclusive of bonuses, for any five consecutive years within the last ten years prior to retirement.

4. The Plan provides for a maximum benefit of 45% of "Average Final Compensation" with offsets of:
   a)  One-half of the benefits under the Canada Pension Plan;
   b)  Employees' Retirement Plan Benefit.

5. Surviving spouse benefit of 40% of the pension.
Please acknowledge receipt of this material by signing a copy of this letter and returning it to Mr. Peter R. Brooker.
Congratulations on becoming a member of the Plan.



                                   Sincerely,
                                   Fred Corrado
                                   Vice Chairman, Chief Financial Officer
                                     and Treasurer


Acknowledged:



--------------------------------
      John Douglas Moffatt



 EXHIBIT 10E
               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

                         1994 Stock Option Plan

      1. Purpose of the Plan. This Plan is intended to provide a method whereby key employees of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and its subsidiaries who are largely
responsible  for   the management, growth and protection of the business,
and who are making and can continue  to  make substantial contributions to
the success of the business, may be encouraged to acquire a larger stock ownership in the Company, thus increasing their proprietary interest in the business, providing them with greater incentive, encouraging their continuance in the service and promoting the interests
of  the Company and all its shareholders.   Accordingly,  the Company
will, from time to time during the effective period of this Plan, grant to such employees as may be selected in the manner provided below, options to purchase shares of Common Stock, Par Value $1, of the Company and stock appreciation rights subject to the conditions specified in this Plan.
      2. Administration of the Plan. The Plan will be administered by a Committee of at least two directors of the Company who shall be selected from time to time by the Board of Directors of the Company (the "Committee"), provided that the Committee shall not include any individual who is not both (a) a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission and (b) an "outside director" within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended (the "Code"). A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee.
      Subject to the provisions of this Plan, the Committee shall have full and final authority in its discretion (a) to determine the employees to be granted options and stock appreciation rights ("SARs") and, in the case of each option granted, to determine whether the same shall be an incentive stock option ("ISO") pursuant to the Code, or an option which does not qualify under such Section 422 ("non-qualified option"), (b) to determine the number of shares subject to each option and SAR, (c) to determine the time or times at which options and SARs will be granted, (d) to determine the option price of the shares subject to each option, which price shall be not less than the minimum specified in Section 6 of this Plan, (e) to determine the time or times when each option and SAR becomes exercisable and the duration of the exercise period, (f) to determine the form of payment in settlement of the exercise of SAR's; (g) to prescribe the form or forms of the instruments evidencing any options and SARs granted under this Plan (which forms shall be consistent with this Plan but need not be identical), (h) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan and (i) to construe and interpret this Plan, the rules and regulations and the instruments evidencing options and SARs granted under this Plan and to make all other determinations deemed necessary or advisable for the administration of this Plan.

      The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
     3. Shares Available for Options. Subject to the provisions of Section
9 of this Plan, the aggregate number of shares of Capital Stock for which options and SARs may be granted under this Plan shall not exceed 1,500,000 shares.

      The shares to be delivered upon exercise of options or SARs under this Plan shall be made available, at the discretion of the Board of Directors of the Company (the "Board of Directors"), either from the authorized but unissued shares of Capital Stock of the Company or from shares of Capital Stock held by the Company as treasury shares, including shares purchased in the open market.
      If an option or SAR granted under this Plan shall expire or terminate unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of other options and SARs under this Plan.
      4. Eligibility. Options and SARs will be granted only to persons who are employees of the Company or of a subsidiary of the Company (as the term "subsidiary corporation" is defined by Section 424 of the Code). The term "employees" shall include officers as well as all other employees of the Company and its subsidiaries and shall include directors who are also employees of the Company or of a subsidiary of the Company. Neither the members of the Committee nor any member of the Board of Directors who is not an employee of the Company (or of a subsidiary of the Company) shall be eligible to receive an option or SAR under this Plan.

      In selecting the individuals to whom options and SARs shall be granted, as well as in determining the number of shares subject to and the type and terms and provisions of each option and SAR, the Committee shall weigh such factors as it shall deem relevant to accomplish the purpose of this Plan.

      An individual who has been granted an option or SAR may be granted an additional option or options or SAR(s) if the Committee shall so determine.

      No employee shall be eligible for the grant of any ISO under this Plan if, at the time the ISO is granted, such employee owns, or is considered under
Section 424(d) of the Code, to own stock possessing more than 10% of the total combined voting power of all classes of stock either of the Company or of any parent or subsidiary thereof.

     The maximum number of shares with respect to which options and SAR's may be granted to any individual under this Plan in the aggregate during the term of this Plan shall be 500,000 shares. The aggregate fair market value (determined at the time an ISO is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all such plans of the employee's employer corporation and its parent and subsidiary corporations) shall not exceed that permitted by Section 422(d) of the Code.
      5.    Term of Options and SARs.  The full term of each option  and
SAR
granted hereunder shall be for such period as the Committee shall determine, but for not more than ten years from the date of granting
thereof.   Each option  and  SAR  shall  be  subject to earlier
termination as  provided  in Paragraphs (d) and (e) of Section 8.

    6. Option Price. The option price of each option shall not be less than 100% of the fair market value of the shares covered thereby at the time the option is granted and in no event less than the par value of the shares covered thereby.

     7. Non-transferability of Options and SARs. No option or SAR granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such option or SAR may be exercised during his lifetime only by him.

     8. Exercise of Options and SARs. (a) Each option and SAR granted under this Plan shall be exercisable on such date or dates and during such period within the full term thereof and with respect to such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such option or SAR.

      (b)  If the Committee grants ISOs, the instruments evidencing such
ISOs shall   contain terms and provisions relating to exercise and
otherwise  which
are designed to render them ISOs pursuant to Section 422 of the Code and the Income Tax Regulations thereunder, as the same or any successor statute or regulations may at the time be in effect.

    (c) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he has elected to purchase, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. Until such person has been issued a certificate or certificates for the shares so purchased, he shall possess no rights of a record holder with respect to any of such shares.

      (d) No option or SAR shall be affected by a change of duties or position of the optionee (including transfer to or from a subsidiary) so long as he continues to be an employee of the Company or one of its subsidiaries. If an optionee shall cease to be such an employee for any reason other than death, such option or SAR shall thereafter be exercisable only to the extent of the exercise rights, if any, which had accrued as of the date of such cessation, provided that (i) the Committee may provide in the instrument evidencing any option or SAR that the Committee may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued exercise rights shall be deemed to include additional shares covered by such option or SAR and (ii) upon any such cessation of employment, such remaining right to exercise shall in any event terminate upon the earlier of (A) the expiration of the full term of the option of SAR and (B) the expiration of three months from the date of such cessation of employment or such later expiration date, if any, as the Committee may in its sole discretion, either at the time of grant or at any time prior to exercise, establish (but not beyond the expiration date determined in (A)). The instruments evidencing options and SARs granted under this Plan may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in this Plan or in any option or SAR granted hereunder shall confer upon any optionee any right to continue in the employ of the Company or any of its subsidiaries, or to interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

     (e) Should an optionee die while in the employ of the Company or one of its subsidiaries, or after cessation of such employment, but prior to the termination of any option or SAR, such persons as shall have acquired, by will  or by the laws of descent and distribution, the right to exercise such
option or SAR theretofore granted such optionee may, in either case, exercise such option or SAR at any time prior to expiration of its full term or of one year from the date of death of the optionee, whichever is earlier, provided that any such exercise shall be limited to the exercise rights which had accrued as of the date when the optionee ceased to be such an employee, whether by death or otherwise; provided further, however, that the Committee may provide in the instrument evidencing any option or SAR that such option or SAR shall become exercisable immediately upon the death of the optionee with respect to all shares covered thereby.
      9.    Adjustment  Upon  Changes  In  Capitalization.   The
instruments evidencing options and SARs granted hereunder shall contain such provisions as the Committee shall determine for adjustment of the number and classes of shares covered thereby, or of the option prices or Base Amounts (as defined in Section 10 of this Plan), or both, in the event of changes in the outstanding Capital Stock of the Company
by reason of stock dividends,  stock split-ups,   recapitalizations,
reorganizations,  mergers,   consolidations, combinations  or exchanges
of shares or the like, of or by the  Company.
In the event of any such change, the aggregate number and classes of shares for which options and SARs may thereafter be granted under this Plan may be appropriately adjusted as determined by the Board of Directors so as to reflect such change.
    10.   Stock Appreciation Rights.
  (a) General. SARs may be granted to such eligible employees under this Plan as may be selected by the Committee. The Committee shall determine whether a particular stock appreciation right granted under this Plan shall (i) relate to a previously granted non-qualified option, (ii) relate to a new non-qualified option or new ISO, or (iii) be independent of any option; provided, however, that a stock appreciation right may be granted in conjunction with an ISO only at the time the related ISO is granted and only to the extent that such stock appreciation right meets the requirements of Section 422 of the Code and the regulations thereunder. An SAR is the right to receive, upon exercise and without any payment to the Company, a number of shares of Common Stock of the Company and/or cash in an amount determined pursuant to paragraph (c) below. An SAR granted to an optionee may, but need not, relate to a specific stock option granted to that optionee under this Plan ("related option"). If the SAR relates to an option, it shall cover the same number of shares as are covered by the related option, or such lesser number as the Committee shall determine. Each SAR shall be adjusted to reflect any adjustments by reason of any stock splits, stock dividends, or other changes in capitalization in the manner described in Section 9 hereof occurring after the effective date of the grant of such SAR. The decision of the Committee administering the Plan as to the method, amount and timing of any such adjustments shall be conclusive. In the case of an SAR which relates to an option, expiration or exercise of the related option shall automatically terminate the SAR to the extent of the number of shares covered by the SAR with respect to which the related option expired or was exercised (disregarding any shares covered by the related option in excess of those covered by the SAR). Exercise of an SAR which relates to an option shall automatically terminate the related option to the extent of the number of shares covered by the related option with respect to which the SAR was exercised.

     (b) Transferability and Exercise. An SAR granted to an optionee shall not be transferable and shall be exercisable only by the optionee
to  whom granted.   An SAR which relates to an option shall be exercised,
if  at  all, only
during the period specified in Section 8 hereof applicable to the exercise of the related option. An SAR may be exercised only if the amount payable upon exercise of the SAR is greater than zero.

    (c) Payment. Upon exercise of an SAR, an optionee shall be entitled to payment in an amount equal to the excess of the fair market value of one share of Common Stock of the Company on the date of exercise over the "Base
Amount", multiplied by the number of shares in respect of which the SAR shall have been exercised. For this purpose, the "Base Amount" shall mean
(i) in the case of an SAR which relates to an option, the option price per share under the related option, and (ii) in the case of any other SAR, the amount specified by the Committee for this purpose at the time of grant, which amount shall not be less than 100% of the fair market value of a share of Common Stock of the Company on the date of grant nor less than the par value of such a share. Payment may be made in the discretion of the Committee in the form of (i) shares of Common Stock of the Company having a fair market value on the date of exercise equal to the amount payable, (ii) cash or (iii) a combination of shares and cash. The Committee shall determine the fair market value of the Company's stock on the date of exercise of an SAR, which determination shall be conclusive. In the case of an SAR which is related to an ISO, such determination shall be made in a manner consistent with Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. However, payments upon exercise of an SAR may be made in cash to an optionee subject to Section 16(b) of the Securities Exchange Act of 1934 only if such optionee exercises such SAR during a period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and
ending on the twelfth  business day  following  such  date.   Such
payments shall be made within 20 days following the exercise of the SAR; provided, however, that the payment may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.
     (d)    Agreements.  All grants of SARs under the Plan shall be
evidenced
by written agreements which, in the case of an SAR which relates to an option, may be appurtenant to or included in the related stock
option agreement  between  the  Company  and the optionee.   Such
agreements shall contain such further terms and conditions on the grant, exercise and payment of SARs as the Committee shall prescribe and as are not inconsistent with the provisions of this Plan.

   11. Withholding. The Company and each subsidiary shall have the right to deduct from all amounts paid in cash upon exercise of an SAR any taxes required by law to be withheld therefrom. In the case of payments of SARs in the form of shares, or upon exercise of an option, the person exercising such option or SAR shall be required to pay the Company or its subsidiary the amount of any taxes required to be withheld with respect to such shares; in lieu thereof, the Company and each subsidiary shall have the right to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld. The Committee may from time to time establish procedures permitting optionees to elect stock withholding consistent with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission.

     12.    Amendment,  Suspension or Termination  of  Plan.   The  Board
of
Directors may at any time terminate or from time to time amend or suspend this Plan, provided, however, that no such amendment shall, without approval of the shareholders of the Company, except as provided in Section 9 hereof: (a) increase the aggregate number of shares as to which options and SARs may be granted under this Plan; (b) change the method of determining the minimum option exercise price; (c) increase the maximum period during which options or SARs may be exercised; (d) extend the effective period of this Plan, (e) materially increase the benefits accruing to optionees under this Plan, (f) permit the granting of options or SARs to members of the Committee, or (g) materially modify the requirements as to eligibility for participation
in this  Plan.   No option or SAR may be granted during any suspension
of this Plan or after this Plan has been terminated and no amendment, suspension or termination shall, without the optionee's consent, alter or impair any of the rights or obligations under any option or SAR theretofore granted to him under this Plan.

   13.    Listing  and Registration.  The Company, in its  discretion, may
postpone the issuance and delivery of shares upon any exercise of an option or SAR until completion of such stock exchange listing, or registration or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate. On exercise of the option or SAR the optionee shall be required to make such representations and furnish such information as may in the opinion of counsel for the Company be appropriate to permit the Company, in the light of the then existence or nonexistence of an effective Registration Statement under the Securities Act of 1933 with respect to such shares, to issue or transfer the shares in compliance with the provisions of that Act. In case of the non-existence of an effective Registration Statement under the Securities Act of 1933 with respect to such shares, restrictions may, in the discretion of the Company, be imposed on the transfer of shares and certificates therefor may be marked
or  stamped with a reference to such restrictions.   Upon registration of
the optioned shares of Common Stock with the Securities and Exchange Commission, such restrictions shall be inoperative and an optionee who was required pursuant to this subsection to make investment representations on shares optioned hereunder shall be released from such investment representations.
      14.    Consideration  for  Grant  of  Options.   Each  participant,
in consideration of the granting of an option hereunder, shall agree in writing to remain in the employ of the Company, or a subsidiary corporation, for a period of not less than one year.
    15. Effectiveness of the Plan. The Plan shall be subject to approval and ratification by the vote of the holders of a majority of the shares of stock of the Company present or represented at the meeting to which the Plan is submitted. Subject to such approval and ratification, the Plan is effective as of March 18, 1994. Options and SARs may be granted under the Plan prior to such approval and ratification, but each such option and SAR granted shall be subject to the approval and ratification of the Plan by the stockholders, and if the Plan shall not be so approved and ratified, all options and SARs granted shall be of no effect. The date of the grant of any option or SAR granted prior to such approval and ratification by the stockholders shall be determined for all purposes as if the option or SAR had not been subject to such approval and ratification. No option or SAR granted may be exercised prior to such approval and ratification. No options or SARs may be granted under this Plan subsequent to March 17, 2004.


EXHIBIT 10F
               THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
            1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                          ARTICLE I.  Purposes

    The purposes of The Great Atlantic & Pacific Tea Company, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Plan") are to attract and retain the services of knowledgeable non-employee Directors of The Great Atlantic & Pacific Tea Company, Inc. (the "Company") and to provide an incentive for such Directors to increase their proprietary interests in the Company's long-term success and progress.

                 ARTICLE II.  Shares Subject To The Plan

      Subject to adjustment in accordance with Article VI hereof, the total number of shares of the company's common stock, par value $1.00 per share (the "Common Stock"), for which options may be granted under
the  Plan  is 100,000  (the  "Shares").                             The
Shares shall be presently authorized but unissued or subsequently acquired by the Company and shall include shares representing the unexercised portion of any option granted under the Plan which expires or terminates without being exercised in full.
                ARTICLE III.  Administration Of The Plan
      The administrator of the Plan (the "Plan Administrator") shall be a committee appointed by the Board of Directors of the Company (the "Board"). Subject to the terms of the Plan, the Plan Administrator shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.
                 ARTICLE IV.  Participation In The Plan
      Each member of the Board elected or appointed who is not otherwise an employee of the Company or any subsidiary (an "Eligible Director") shall receive the following option grants under the Plan:
1.   Initial Grants.
      An initial grant (an "Initial Grant") of an option to purchase two thousand (2,000) Shares shall automatically be granted to:
(a) Each Eligible Director immediately following adoption of the Plan by the Company's Board of Directors; and
(b) Each person, if any, who first becomes an Eligible Director on or after July 12, 1994 on the date such person first becomes an Eligible Director.

      Each Initial Grant is subject to the approval of the Plan by the Company's stockholders.

2.   Additional Grants.

      Commencing with the Annual Meeting of Stockholders of the Company as specified in the company's By-Laws (the "Annual Meeting") in 1994, each Eligible Director shall automatically receive an additional grant (an "Additional Grant") of an option to purchase Shares on the day immediately following the date of each year's Annual Meeting.

    Each Additional Grant shall consist of an option to purchase two hundred (200) Shares.


                        ARTICLE V.  Option Grants

      Each option granted to an Eligible Director under the Plan and the issuance of Shares thereunder shall be subject to the following terms:

1.   Option Agreement.

     Each option granted under the Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the
Company.   Each Agreement shall comply with and be subject to the terms
and conditions of the Plan.                                 Any Agreement
may
contain such other terms, provisions and conditions
not   inconsistent  with  the  Plan  as  may  be  determined  by   the
Plan
Administrator.

2.   Vesting and Exercisability.

      An option shall become exercisable in accordance with the following schedule and vested portions may be exercised in full at one time or in part from time to time:

                                                         Portion of Grant
     Period of Time From the Date the                        That is
        Option is Granted                                  Exercisable
-----------------------------------------------        ------------------
     -Until first subsequent annual meeting of
       shareholders after grant                                 0%

     Until second subsequent annual meeting of
       shareholders after grant                            33-1/3%

     Until third subsequent annual meeting of
      shareholders after grant                            66-2/3%
     Thereafter                                              100%
      For the purposes of options granted at the time this Plan is adopted by the Board of Directors, the first subsequent annual meeting of shareholders shall be the meeting held in 1994.
3.   Option Exercise Price.
      The option exercise price for an option granted under the Plan shall be the fair market value of the Shares covered by the option at the time the option is granted. For purposes of the Plan, "fair market value" shall be the closing price of the Common Stock on such date as reported in the NYSEComposite Transactions or, if no Common Stock was traded on such date, on the next preceding date on which the Common Stock was so traded.
4.   Manner of Exercise of Option.
      Any option may be exercised by giving written notice, signed by the person exercising the option, to the Company stating the number of Shares with respect to which the option is being exercised, accompanied by payment in full for such Shares, which payment may be in whole or in part (i) in cash or by check, or (ii) in shares of Common Stock already owned for at least six (6) months by the person exercising the option, valued at fair market value at the time of such exercise.
5.   Terms of Options.
      Each option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as follows:
(a) In the event of the death of an optionee during the optionee's service as a Director or within twelve (12) months of cessation of service as a Director, the options granted to the optionee shall be exercisable, and such options shall expire unless exercised within twelve (12) months after the date of the optionee's death, by the legal representatives or the estate of such optionee, by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Company, or if no such designation has been made, by the person or persons to whom the optionee's rights have passed by will or the laws of descent and distribution.
(b) In the event an optionee shall cease to be a director as a result of resignation, declining to stand for re-election or removal without cause, each unexercised option held by such optionee shall automatically terminate twelve (12) months after the optionee ceases being a director; provided, however, in the event an optionee ceases being a director because the optionee was removed for cause, all options granted hereunder shall terminate immediately.
6.   Transferability.
      During an optionee's lifetime, an option may be exercised only by the optionee.
Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder, except that, to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan Administrator may permit a recipient of an option to designate in writing during the optionee's lifetime a beneficiary to receive and exercise options in the event of the optionee's death (as provided in Section 5(a)
hereof). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby, shall be null and void.
7.   Holding Period.
      Shares of Common Stock obtained upon the exercise of any option granted under the Plan may not be sold by persons subject to Section 16 of the Exchange Act until six months after the later of (i) the date the option was granted or (ii) the date on which the Plan was approved by the Company's Stockholders.
8.   Participant's or Successor's Rights as Stockholder.
      Neither the recipient of an option under the Plan nor the optionee's successor(s) in interest shall have any rights as a stockholder of the Company with respect to any Shares subject to an option granted to such person until such person becomes a holder of record of such Shares.
9.   Limitation as to Directorship.
      Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that an optionee has a right to continue as a Director for any period of time or at any particular rate of compensation.
10.  Regulatory approval and Compliance.
     The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of any option granted under the Plan, or record as a holder of record of Shares the name of the individual exercising an option under the Plan, without obtaining to the complete satisfaction of the Plan Administrator the approval of all regulatory bodies deemed necessary by the Plan Administrator, and without complying, to the Plan Administrator's complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Plan Administrator.
                    ARTICLE VI.  Capital Adjustments
      The aggregate number and class of Shares for which options may be granted under the Plan, the number and class of Shares covered by each outstanding option and the exercise price per Share thereof
(but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar events.
      In the event of any adjustment in the number of Shares covered by any option, any fractional Shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full Shares resulting from such adjustment.


                   ARTICLE VII.  Expenses Of The Plan

      All cost and expenses of the adoption and administration of the Plan shall be borne by the Company; none of such expenses shall be charged to any optionee.

         ARTICLE VIII.  Effective Date And Duration Of The Plan

   The Plan shall be dated as of March 18, 1994 and shall be effective upon adoption by the Board so long as the Plan receives the approval of holders of a majority of the Company's Shares present and entitled to vote at the 1994 Annual Meeting of the Stockholders. The Plan shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but such termination shall not affect the then outstanding terms of any options.
           ARTICLE IX.  Termination And Amendment Of The Plan
      The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no amendment may be made more than once every six (6) months that would change the amount, price, timing or vesting of the options, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act, as amended or the rules and regulations promulgated thereunder, and provided, further, that if required to qualify the Plan under rule 16b-3, no amendment that would
(a) materially increase the number of Shares that may be issued under the
Plan,

(b) materially modify the requirements as to eligibility for participation in the Plan, or

(c) otherwise materially increase the benefits accruing to participants under the plan shall be made without the approval of the Company's stockholders.









                 ARTICLE X.  Compliance With Rule 16b-3

     It is the intention of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange
Act and that Plan   participants  remain  disinterested  persons  for
purposes   of      (i)
administering other employee benefits plans of the Company and (ii) having such other plans be exempt from Section 16(b) of the Exchange Act. Therefore, if any Plan provision is later found not to be in compliance with Rule 16b-3 or if any Plan provision would disqualify Plan participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of rule 16b-3.